UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2009

Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (800) 289-3355
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On November 3, 2009, Dell Inc., a Delaware corporation (“Dell”), completed its acquisition of all of the outstanding shares of the Class A common stock, par value $0.01 per share (the “Shares”), of Perot Systems Corporation, a Delaware corporation (“Perot Systems”), in accordance with the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated September 20, 2009, as amended, by and among Dell, DII — Holdings Inc., a Delaware corporation and indirect, wholly owned subsidiary of Dell (the “Purchaser”), and Perot Systems.
     Dell’s acquisition of the Shares was structured as a two-step transaction, consisting of a tender offer by the Purchaser for the Shares at a price of $30.00 per Share (the “Offer Price”), without interest thereon and less any applicable withholding or stock transfer taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 2, 2009, and in the related Letter of Transmittal, each, as amended and supplemented from time to time, filed by Dell and the Purchaser with the Securities and Exchange Commission on October 2, 2009 (the “Offer”), followed by the merger of the Purchaser with and into Perot Systems, with Perot Systems surviving as an indirect, wholly owned subsidiary of Dell (the “Merger”).
     The Offer expired at 12:00 midnight, New York City time, on Monday, November 2, 2009. Based upon information provided by BNY Mellon Shareowner Services, the depositary for the Offer, approximately 108,774,629 Shares were validly tendered and not properly withdrawn prior to the expiration of the Offer, representing approximately 87.7% of the Shares outstanding as of November 2, 2009. The depositary also informed Dell that it received commitments to tender 3,961,266 additional Shares under the guaranteed delivery procedures for the Offer. On November 3, 2009, the Purchaser accepted for payment all validly tendered and not properly withdrawn Shares (including Shares tendered to the depositary pursuant to the Offer’s guaranteed delivery procedures) and will promptly make payment for such Shares in accordance with the terms and conditions of the Offer and applicable law. On November 3, 2009, Dell issued a press release announcing the successful completion of the Offer, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.
     Following the Purchaser’s acceptance for payment of all validly tendered and not properly withdrawn Shares on November 3, 2009, pursuant to the terms of the Merger Agreement, the Purchaser merged with and into Perot Systems in accordance with the provisions of Delaware law that authorize the completion of the Merger as a “short form” merger without a vote or meeting of the stockholders of Perot Systems. In order to complete the Merger as a “short form” merger under Delaware law, on November 3, 2009 the Purchaser exercised its “top-up” option pursuant to the Merger Agreement, which permitted it to purchase additional Shares directly from Perot Systems for $30.00 per Share, the same price paid in the Offer. In the Merger, each Share not purchased in the Offer (other than shares held in treasury or reserved for issuance by Perot Systems and Shares held by Dell or the Purchaser or direct or indirect subsidiaries of Dell or Perot Systems, all of which were cancelled and extinguished, and Shares held by stockholders who validly exercise their appraisal rights under Delaware law) was converted into the right to receive in cash the Offer Price, without interest thereon and less applicable withholding or stock transfer taxes. Following the Merger, Perot Systems became an indirect, wholly owned subsidiary of Dell. The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, as amended by the First Amendment to the Merger Agreement, copies of which are referenced as Exhibit 2.1 and Exhibit 2.2 hereto, respectively, and incorporated herein by reference.
     Dell’s estimated cost to acquire Perot Systems and to pay all related fees and expenses was approximately 4.2 billion.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.
     No financial statements are required by Item 9.01(a) of Form 8-K.
(b)	Pro Forma Financial Information.
     No financial statements are required by Item 9.01(b) of Form 8-K.
(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated September 20, 2009, by and among Dell Inc., DII — Holdings Inc. and Perot Systems Corporation (incorporated by reference to Exhibit 2.1 to Dell’s Current Report on Form 8-K filed on September 21, 2009). (Pursuant to the rules of the U.S. Securities and Exchange Commission, the schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule or attachment to the Commission upon request.)

2.2	First Amendment, dated September 30, 2009, to Agreement and Plan of Merger, dated September 20, 2009, by and among Dell Inc., DII — Holdings Inc. and Perot Systems Corporation (incorporated by reference to Exhibit 2.1 to Dell’s Current Report on Form 8-K filed on October 1, 2009).

99.1	Press release, issued by Dell Inc., dated November 3, 2009 (incorporated by reference to Exhibit (a)(5)(G) to Amendment No. 7 to Schedule TO filed by Dell Inc. and DII — Holdings Inc. with the Commission on November 3, 2009).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.
Date: November 3, 2009	By:	/s/ Janet B. Wright
Janet B. Wright
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated September 20, 2009, by and among Dell Inc., DII — Holdings Inc. and Perot Systems Corporation (incorporated by reference to Exhibit 2.1 to Dell’s Current Report on Form 8-K filed on September 21, 2009). (Pursuant to the rules of the U.S. Securities and Exchange Commission, the schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule or attachment to the Commission upon request.)

2.2	First Amendment, dated September 30, 2009, to Agreement and Plan of Merger, dated September 20, 2009, by and among Dell Inc., DII — Holdings Inc. and Perot Systems Corporation (incorporated by reference to Exhibit 2.1 to Dell’s Current Report on Form 8-K filed on October 1, 2009).

99.1	Press release, issued by Dell Inc., dated November 3, 2009 (incorporated by reference to Exhibit (a)(5)(G) to Amendment No. 7 to Schedule TO filed by Dell Inc. and DII — Holdings Inc. with the Commission on November 3, 2009).

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